UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: January 29, 2014

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11 th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.  Other Events.

On January 29, 2014, Viggle Inc. (the “Company”) issued a press release relating to its acquisition of Dijit Media, Inc. In this release, Viggle reported that across its properties it had more than 17 million monthly users in December. This number includes: (a) 16.6 million monthly unique users for Wetpaint, which is defined as any visitor who has accessed Wetpaint through its websites or mobile websites in the month of measurement, as measured by Google Analytics (“GA”), (b) 457,543 monthly active users for Viggle, which is defined as any user who has accessed the Viggle application in the month and (c) 166,000 monthly active users for Dijit, which includes any user who has accessed Dijit’s website or applications in the month.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
The documents set forth below are filed herewith.

Exhibit Number	Description
99.1	Press release dated January 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: January 29, 2014	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

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